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                                                                    Exhibit 3.49

                            ARTICLES OF INCORPORATION

                                       OF

                  NORTHWEST EMERGENCY PHYSICIANS, INCORPORATED

         The undersigned, being over the age of 18 years, for the purpose of forming a corporation under the Washington Business Corporation Act, hereby certifies and adopts in duplicate the following Articles of Incorporation:

                                   ARTICLE I.

                                NAME AND DURATION

         The name of the corporation is Northwest Emergency Physicians, Incorporated and its duration shall be perpetual.

                                   ARTICLE II.

                                    PURPOSES

         The purposes of the corporation are as follows:

         1. To transact any and all lawful business for which corporations may be incorporated under the Washington Business Corporation Act, Title 23A of the Revised Code of Washington, as amended.

         2. In furtherance of and not in limitation of the general powers conferred by the laws of the State of Washington, the corporation shall have powers to engage in all such activities as are incidental or conducive to the attainment of the purposes of this corporation, or any of them, and to exercise any and all powers authorized or permitted to be done by a corporation under any laws that may be now or hereafter applicable or available to this corporation.

                                  ARTICLE III.

                           CORPORATE PURCHASE OF STOCK

         The corporation shall have the right to acquire by purchase or otherwise and to own, hold, cancel, reissue, sell, pledge and otherwise deal in the shares of the corporation to the extent of available unreserved and unrestricted earned surplus or capital surplus.

                                   ARTICLE IV.

                               AUTHORIZED CAPITAL

         The total number of shares which the corporation shall have authority to issue is 50,000 of common stock without par value.
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                                   ARTICLE V.

                              NO PREEMPTIVE RIGHTS

         No shareholder of this corporation shall have any preemptive or other rights to subscribe to or purchase any shares of any class or series of stock, whether now or hereafter authorized, or any treasury stock of any class or series offered for sale by the corporation, or any obligations convertable into any class or series of stock of the corporation.

                                   ARTICLE VI.

                                     VOTING

         At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares of stock held by him, for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                                  ARTICLE VII.

                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the initial registered office of the corporation is 11808 Northup Way, Suite 110, Bellevue, Washington 98005 and the name of its initial registered agent at such address is Gregory P. Schroedl.

                                  ARTICLE VIII.

                               BOARD OF DIRECTORS

         The number of directors of the corporation shall be fixed in the manner specified in the ByLaws of the corporation. The number of directors constituting the initial Board of Directors of the corporation is one (1). The names and address of the person who is to serve as the sole director until the first annual meeting of shareholder and until his successor is elected and qualified is as follows:


                  NAME:                   ADDRESS:

                  Gregory P. Schroedl     11808 Northup Way, Suite 110
                                          Bellevue, Va 98005

                                   ARTICLE IX.

                                  INCORPORATOR

         The name and address of the incorporator is:

Gregory P. Schroedl

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                         11808 Northup Way, Suite 110
                         Bellevue, WA 98005

                                   ARTICLE X.

                        CONFLICT OF INTEREST: DISCLOSURE

         Any contract or other transaction between this corporation and one or more of its directors, or between this corporation and any corporation, firm, association, or other entity, of which one or more of its directors are stockholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding his or their participation in such action, by voting or otherwise, even though his or their presence or vote, or both, have been necessary to obligate this corporation upon such contract or transaction; PROVIDED, that the fact that he or such firm is so interested shall be disclosed to or shall have been known by the directors acting on such contract or transaction.

                                   ARTICLE XI.

                                   AMENDMENTS

         1. Articles of Incorporation. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

         2. Bylaws. The authority to adopt, alter, amend or repeal the Bylaws of the corporation is vested in the Board of Directors and it may be exercised at any regular or special meeting of the Board.

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         IN WITNESS WHEREOF, the incorporator has executed these Articles of
Incorporation in duplicate on the 8th day of May, 1985.


                                                    /s/ Gregory P. Schroedl
                                                  ----------------------------
                                                     GREGORY P. SCHROEDL


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